UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 4, 2017 (September 29, 2017)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS.

On September 29, 2017, Ira Glasser was appointed our Executive Vice President.  Since May 2017, Mr. Glasser has been Managing Director Stonehill Capital Partners.  Stonehill Capital Partners is engaged in the business of providing financing for oil and gas projects.  Since September 2015, Mr. Glasser has been Portfolio Administrator of Domestic USA & International Mining & Minerals which is engaged in financing precious metal projects.  Since May 2011, Mr. Glasser has been responsible for growth opportunity strategist responsible for cross-discipline transactions and customized deal flow architecture development, correlated strategy, and deployment initiatives for mid-high capital corporate growth and independent transactions, including, but not limited to corporate asset turnarounds, for USA & International Mining & Minerals.  From September 2013 to September 2015, Mr. Glasser was Chief Financial Officer and a partner of Oilfield Services and Equipment Rental Company with operating divisions in Texas, Pennsylvania, Ohio and Maryland. From April 2009 to May 2011, Mr. Glasser was President & CEO of Victory Drilling, Inc. which was involved in significant natural gas / oil drilling with expertise in vertical and horizontal well drilling. From January 2009 to May 2011, Mr. Glasser was Senior Portfolio Manager at Laurus Capital Management that specialized operational turnaround and distressed asset equity strategy.   From January 2010 to December 2010, Mr. Glasser was an investment strategist at NCEY Holdings, LLC.  From 2009 to 2010, Mr. Glasser was Lead Turnaround Strategist at Viansa Winery and Marketplace wherein he was responsible for restructuring at Viansa Winery.  From 2009 to 2010, Mr. Glasser was Operational Turnaround Strategist at Gemesis Corporation wherein he improved overall business operations at Gemesis Corp. From 2006 to 2008, Mr. Glasser was President and CEO (Equity Partner) at In Gear Swimwear.  From 2001 to 2006, Mr. Glasser was President of Gramercy Dominicana, SA, LLC, and was responsible for establishing offices in New York City and La Romana/Santiago, Dominican Republic.  From 1992 to 2001, Mr. Glasser was President and COO (Partner) of US Wear/Apparel America in New York City and Santiago, Dominican Republic.  From 1976 to 1992, Mr. Glasser was Vice President, Finance & Production of US Wear/Apparel America where he oversaw establishment of overseas fabric sourcing and manufacturing in Japan, Taiwan, Korea and China.  Mr. Glasser holds a Bachelor of Science degree in accounting and finance from the Lenard N. Stern School of Business at New York University (1980).

Mr. Glasser has entered into an employment agreement with us.  Under the terms of the agreement, Mr. Glasser will be paid a base salary of $175,000 for the first year with annual salary increases of $25,000 for each subsequent year.  Salary will accrue commencing October 1, 2017.  Mr. Glasser will be entitled to monthly bonuses as determined by the Board of Directors.  Further, the Company will issue Mr. Glasser a stock option to acquire up to 4,000,000 shares of the Company's common stock, the terms of which will be evidenced by a separate stock option grant.  Further, Mr. Glasser will be entitled to receive other additional benefits as determined by the Board of Directors from time to time.  The entire terms our employment agreement with Mr. Glasser are embodied in the Amazing Energy Employee Handbook which is included with this Form 8-K as "Exhibit 10.1".

Mr. Glasser has no current or previous family relationship with us.

Other than the foregoing, there are no other material compensation plans, contracts or arrangements to which Mr. Glasser is a party.

ITEM 9.01	EXHIBITS

Exhibits	Document Description

10.1 (*)	Amazing Energy Employee Handbook and Agreement with Ira Glasser

(*)                Exhibit 10.1 will be filed with our Form 10-K for the year ended July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of October 2017.

AMAZING ENERGY OIL AND GAS, CO.

BY:	WILLARD McANDREW III
Willard McAndrew III, Chief Executive Officer